Exhibit 10.1

STOCK FOR STOCK EQUIVALENT

EXCHANGE AGREEMENT AND PLAN

THIS SHARE EXCHANGE AGREEMENT, dated as of the [__] day of November, 2007 (the “Agreement”), by and among Teeka Tan Products, Inc., a Delaware corporation (the “Company”); Taiyuan Rongan Business Trading Company Limited, a Chinese private company with an Operating License within the People’s Republic of China duly issued to Mr. Aizhong An as the Authorized Representative (“TRBT”); and all of the current TRBT Capital Contributors, each of whom has executed a counterpart signature page to this Agreement (each, a “Shareholder” and collectively, the “Shareholders”). The Company, TRBT and the Shareholders are collectively referred to herein as the “Parties.”

W I T N E S S E T H:

WHEREAS, the Shareholders own all of the issued and outstanding capital of TRBT (the “TRBT Shares”).

WHEREAS, the parties to this Agreement intend to enter into a tax free exchange under the U.S. Internal Revenue Service Regulations whereby the TRBT Shareholders will assign 80% of 100% of the capital contributions in TRBT to the Company in exchange for designated restricted common shares of the Company to be issued in accordance with this Agreement;

WHEREAS, the Company desires to transfer to the Shareholders, and the Shareholders desire to acquire from the Company, 31,500,000 common shares of the Company as listed on Schedule A attached hereto;

WHEREAS, the Company shall issue 1,400,000 warrants exercisable at the rate of one warrant for one share of Company Common Stock at a price of $0.50 per share (post- Roll Back) to an entity to be provided by TRBT prior to the Closing;

WHEREAS, in consideration for services provided, the Company shall issue to Mirador Consulting 500,000 warrants exercisable at the rate of one warrant for one share of Company Common Stock at a price of $1.00 per share (post- Roll Back) with an expiration date one-year from the date of this Agreement;

WHEREAS, TRBT states that all of its present assets, as summarily described in the attached and incorporated Schedule B of TRBT Assets and Liabilities, will be wholly owned by 6 subsidiaries, each of which owns one property and each of which subsidiary is owned 76% by TRBT at the closing of this Agreement, and such ownership by TRBT is not subject to any claims or encumbrances except as set-out in Schedule B;

WHEREAS, it is intended that upon the closing of this Stock for Stock Equivalent Share Exchange Agreement, the existing securities holders of the Company, including the holders of stocks and warrants, shall together have no more than ten percent (10%) of the shares (including warrants and options, if any) in the combined entity.

WHEREAS, the business purpose of the corporation will change from the marketing of sun care products, to the building and operation of commercial real estate in China.

NOW, THEREFORE, in consideration, of the promises and of the mutual representations, warranties and agreements set forth herein, the parties hereto agree as follows:

ARTICLE I

THE EXCHANGE

1.1       The Exchange.

(a)       Upon the terms and subject to the conditions of the Agreement, and in accordance with the Corporation Laws of the State of Delaware as to the Company and the Company Laws of the People’s Republic of China (“Chinese Law”) as to TRBT, the parties hereto shall effect the following stock for stock equivalent exchange as provided herein at Closing effective upon the Effective Time. TRBT represents it can affirm and approve this Agreement by consent of its Authorized Representative and sole shareholder.

(b)       In consideration of the mutual terms, covenants and conditions contained herein, the Company shall issue and deliver to the Shareholders and/or their designees 31,500,000 shares of Company Common Stock as set forth opposite their and/or their designee’s names on Schedule A hereto or pursuant to separate instructions to be delivered prior to Closing. Promptly after Closing, the Company Common Stock will be delivered by the Company Transfer Agent to the designated owners for the benefit of each TRBT Shareholder or designated assign, or to a shareholder representative identified in writing who shall be the Authorized Representative of TRBT. The shares will be legally issued and fully negotiable, except as to customary restrictions on transferability of unregistered stock.

(c)       The Company shall also issue and deliver warrants for the purchase of 1,400,000 shares of Company Common Stock post-Roll Back at a price of $0.50 per share to the TRBT Shareholders and/or their designees in accordance with the distribution set forth on Schedule A.1 hereto or pursuant to separate instructions to be delivered prior to Closing.

(d)       In addition, the Company shall issue or cause to be issued to Mirador Consulting 500,000 warrants post-Roll Back exercisable at the rate of one warrant for one share of Company Common Stock at an exercise price of $1.00 per share and an expiration date of one year from the Closing Date.

(e)       In consideration of the mutual terms, covenants and conditions contained herein, the TRBT Shareholders agree, at closing, to contribute, transfer, assign and convey 80% of the outstanding stock equivalent of TRBT, consisting of registered capital in the registered amount of RMB 1.28 million. The TRBT Shareholders further covenant and warrant that they will physically deliver assignment of their proof of payment of capital of each of the shareholders at closing and provide the Company at closing with TRBT’s adopted Board of Shareholders Resolutions showing that 80% of TRBT capital contributions are deemed transferred to the Company as set-out in Schedule A in exchange for the designated shares of the Company Common Stock.

(f)        At closing, the Parties will execute and deliver the various separate certificates, checks, agreements, resolutions, assignments, opinions, Amended Articles of the Company, filings under Regulation “S” of the Securities Act of 1933 or other applicable exemption from registration for the common shares issued to the TRBT shareholders. The foregoing documents shall be delivered in draft form to the respective parties not less than 5 days before closing. Notwithstanding the execution of such separate documents for record or recording purposes, this Agreement shall constitute and evidence the intent to enter a final and complete exchange of shares in accord with its terms.

(g)       The recitals in this Agreement shall be incorporated as binding facts, conditions, obligations and undertakings on the parties.

1.2       Prior to the Closing. Prior to the Effective Time and as a condition to Closing, the Company shall undertake a 1 for 100 reverse stock split of the Company Common Stock (the “Pre-Closing Shares) before any Company Common Stock is issued pursuant to this Agreement.

1.3       Post Closing Company Shares Outstanding. At the completion of the Closing and the Roll Back, there will be issued and outstanding the following Company Common Stock:

(a)       Common Shares: The total number of common shares to be delivered to the Shareholders and/or their designees shall be 31,500,000, so that after the exchange, the TRBT Shareholders shall own 90% of the common stock of the Company, and the total number of common shares issued and outstanding shall be 35,000,000;

(b)       Other Securities: the Company shall have warrants and stock options issued and outstanding in the following amounts: (i) 20,000 warrants issued to Charnin, Calhoun, Long with the exercise price of $15.00 and expiration date of May 12, 2008; (ii) 10,000 share option to purchase TKAT common stock issued to Nidaria with the exercise price of $5.00 (Restricted Stock with no registration rights) and an expiration date of March 2011; (iii) 1,400,000 warrants issued to an entity to be designated by TRBT prior to Closing with an exercise price of $0.50; and (iv) 500,000 warrants issued to Mirador Consulting with an exercise price of $1.00 and expiration date of one year from the date of the Closing;

(c)       After Closing, there will be 200,000,000 authorized Company common shares and there will be 10,000 authorized but unissued Company preferred shares.

1.4       Time and Place of Closing. Subject to the conditions set forth in Article VII being completed and the delivery of all documents set forth in Article VI, the closing of the transactions contemplated hereby (the “Closing”) shall take place upon satisfaction or waiver by the appropriate parties of all conditions precedent, at the offices of _______________ on or before ________ __, 2007 (the “Closing Date”) at _:__ _.m. Pacific Time, or at such place and time as mutually agreed upon by the parties hereto.

1.5       Effective Time. The Exchange shall become effective (the “Effective Time”) at such time as all of the conditions set forth in Article VII hereof have been satisfied or waived by the Parties hereto.

1.6       Tax Consequences. It is intended by the parties hereto that for United States income tax purposes, the contribution and transfer of the TRBT Shares by the Shareholders to the Company in exchange for Company Shares constitutes a tax-deferred exchange within the meaning of Section 351 of the Code.

1.7       Result of Stock for Stock Equivalent Exchange. When the stock for stock equivalent exchange has been fully consummated and implemented, the following results or status to the parties shall be extant:

(a)       The Company will continue as a reporting company under SEC regulations with ownership of and entitlement to 80% of shares/capital contribution of TRBT.

(b)       The Bylaws of the Company, as in effect immediately prior to the closing, shall be the Bylaws of the Company, but subject to amendment.

(c)       The persons nominated below shall be appointed at closing as interim directors of the Company pursuant to election. The Directors named below shall immediately upon appointment and following the closing hold an organizational meeting of the Board to, inter alia, appoint the new officers for the Company as also set-out below:

DIRECTORS:

1. Aizhong An

2. Samuel Liu

3. Jiming Zhu

4. Junhui An

5. Omar J. Gonzalez

OFFICERS:

1. Aizhong An, Chairman/CEO

2. Samuel Liu, President/COO/Secretary

3. Jiming Zhu , Vice President/CFO/Treasurer

4. Junhui An, Vice President

(d)       The current officers of the Company, at closing, shall resign and new officers will be appointed by the newly appointed board of directors as set forth above.

(e)       TRBT understands that the above named director and officer nominees do not need to disclose estimated direct and indirect compensation for such nominees; but, have agreed to attach and incorporate Schedule C to this Agreement setting out initial direct and indirect compensation and share ownership/capital contribution.

(f)        After closing, the corporate name of the Company may remain unchanged, or may be changed by approval of its board. Authority of the Company Board to electively change such name shall be approved as part of the proxy, if any.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

As an inducement to, and to obtain the reliance of TRBT, the Company represents and warrants as follows:

2.1       Due Organization and Qualification; Due Authorization.

(a)       The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, with full corporate power and authority to own, lease and operate its respective business and properties and to carry on its business in the places and in the manner as presently conducted or proposed to be conducted. The Company has the full power and authority to conduct the business in which it will engage upon completion of the transaction contemplated herein. The Company is in good standing as a foreign corporation in each jurisdiction in which the properties owned, leased or operated, or the business conducted, by it requires such qualification except for any such failure, which when taken together with all other failures, is not likely to have a material adverse effect on the business of the Company. Accurate, current and complete copies of the Articles of Incorporation and Bylaws of the Company are attached hereto as Schedule D (1).

(b)       The Company does not own, directly or indirectly, any capital stock, equity or interest in any corporation, firm, partnership, joint venture or other entity except its subsidiaries a list of which are set forth on Schedule D (2)

(c)       The Company has all requisite corporate power and authority to execute and deliver this Agreement, and to consummate the transactions contemplated hereby and thereby. The Company has taken all corporate action necessary for the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, and this Agreement constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as may be affected by bankruptcy, insolvency, moratoria or other similar laws affecting the enforcement of creditors’ rights generally and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefore may be brought, equitable remedies is subject to the discretion of the court before which any proceeding therefore may be brought.

2.2       No Conflicts or Defaults. The execution and delivery of this Agreement by the Company and the consummation of the transactions contemplated hereby do not and shall not (a) contravene the Articles of Incorporation, as amended, or By-laws of the Company or (b) with or without the giving of notice or the passage of time (i) violate, conflict with, or result in a breach of, or a default or loss of rights under, any material covenant, agreement, mortgage, indenture, lease, instrument, permit or license to which the Company is a party or by which the Company is bound, or any judgment, order or decree, or any law, rule or regulation to which the Company is subject, (ii) result in the creation of, or give any party the right to create, any lien, charge, encumbrance or any other right or adverse interest (“Liens”) upon any of the assets of the Company, (iii) terminate or give any party the right to terminate, amend, abandon or refuse to perform, any material agreement, arrangement or commitment to which the Company is a party or by which the Company’s assets are bound, or (iv) accelerate or modify, or give any party the right to accelerate or modify, the time within which, or the terms under which, the Company is to perform any duties or obligations or receive any rights or benefits under any material agreement, arrangement or commitment to which it is a party.

2.3       Authorization; Enforcement. The person or entity executing these documents on behalf of the Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated in this Agreement and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, its board of directors or its stockholders in connection therewith other than as set forth in this Agreement. This Agreement has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

2.4       Capitalization. The authorized capital stock of the Company immediately prior to giving effect to the transactions contemplated hereby consists of 200,000,000 shares of Company Common Stock at $0.0001 par value and 10,000 shares have been designated as authorized blank check preferred stock. Prior to the Roll Back, there were 87,906,665 shares of Company Common Stock issued and outstanding and 0 shares of company Preferred Stock issued and outstanding. All of the outstanding shares of Company Common Stock are, and the Company Shares when issued in accordance with the terms hereof, will be, duly authorized, validly issued, fully paid and nonassessable, and have not been or, with respect to the Company Shares will not be issued in violation of any preemptive right of stockholders. Prior to the Closing, the only other issued and outstanding securities of the company, other than common stocks, were: 1,999,999 warrants of which all are exercisable at $.15 per share and expire on May 12, 2008 and 1,000,000 options to purchase company stock exercisable at $.05 per share and expire in March 2011 (the amounts and exercise prices of these securities have been modified in accordance with the Roll Back). There is no outstanding voting trust agreement or other contract, agreement, arrangement, call, commitment or other right of any character obligating or entitling the Company to issue, sell, redeem or repurchase any of its securities, and there is no outstanding security of any kind convertible into or exchangeable for Company Common Stock. The Company has not granted registration rights to any person.

2.5       Subsidiaries. The Company has one subsidiary, Teeka Tan, Inc.

2.6       No Assets or Liabilities. Except as set forth on the Financial Statements and as incurred in the ordinary course of business, or for those not incurred in the ordinary course of business as set forth on Schedule E hereto, the Company does not have any (a) assets of any kind or (b) liabilities or obligations, whether secured or unsecured, accrued, determined, absolute or contingent, asserted or unasserted or otherwise.

2.7       Taxes. The Company has filed all United States federal, state, county and local returns and reports which were required to be filed on or prior to the date hereof in respect of all income, withholding, franchise, payroll, excise, property, sales, use, value-added or other taxes or levies, imposts, duties, license and registration fees, charges, assessments or withholdings of any nature whatsoever (together, “Taxes”), and has paid all Taxes (and any related penalties, fines and interest) which have become due pursuant to such returns or reports or pursuant to any assessment which has become payable, or, to the extent its liability for any Taxes (and any related penalties, fines and interest) has not been fully discharged, the same have been properly reflected as a liability on the books and records of the Company and adequate reserves therefore have been established.

2.8       Indebtedness; Contracts; No Defaults. Except as otherwise disclosed, the Company’s periodic reports available on the EDGAR filing system contain an accurate, current and complete list and description of each contract and agreement required to be disclosed, whether written or oral, other than this Agreement, (the “Contracts”) to which the Company is a party to or by which the Company or any of its assets are bound. An accurate, current and complete copy of the Contracts has been or will be made available to TRBT for inspection and copying. No claim of breach of contract, tort, product liability or other claim, contingent or otherwise, has been asserted or threatened against the Company nor, to the best of the Company’s knowledge, is capable of being asserted by any employee, creditor, claimant or other person against the Company. No state of facts exists or has existed, nor has any event occurred, which could give rise to the assertion of any such claim by any person.

2.9       Offers. There are no outstanding offers, bids, proposals or quotations made by the Company which, if accepted, would create a Contract with the Company.

2.10      Contracts. On the Closing Date:

(a)       The only material contract, franchise agreement, license agreement, or other commitment to which the Company is a party or by which it or any of its properties are bound is the Exclusive Distribution Agreement with Nidaria of which they entered into an Addendum to terminate the exclusive portion of the Agreement and the Company no longer orders product from Nidaria pursuant to the Exclusive Distribution Agreement.

(b)       The Company is not a party to any contract, agreement, commitment or instrument or subject to any charter or other corporate restriction or any judgment, order, writ, injunction, decree or award materially and adversely affects, or in the future may (as far as the Company can now foresee) materially and adversely affect, the business, operations, properties, assets or conditions of prevention.

(c)       The Company is not a party to any material oral or written: (i) contract for the employment of any officer or employee; (ii) profit sharing, bonus, deferred compensation, stock option, severance pay, pension benefit or retirement plan, agreement or arrangement covered by Title IV of the Employee Retirement Income Security Act, as amended; (iii) agreement, contract or indenture relating to the borrowing of money; (iv) guaranty of any obligation for the borrowing of money or otherwise, excluding endorsements made for collection and other guaranties, of obligations, which, in the aggregate exceeds $1,000; (v) consulting or other contract with an unexpired term of more than one year or providing for payments in excess of $10,000 in the aggregate; (vi) collective bargaining agreement; (vii) contract, agreement or other commitment involving payments by it for more than $10,000 in the aggregate.

2.11     Compliance with Law. The Company is in compliance with all applicable federal, state, local and foreign laws and regulations relating to the protection of the environment and human health. There are no claims, notices, actions, suits, hearings, investigations, inquiries or proceedings pending or, to the knowledge of the Company, threatened against the Company that are based on or related to any environmental matters or the failure to have any required environmental permits, and there are no past or present conditions that the Company has reason to believe are likely to give rise to any material liability or other obligations of the Company under any environmental laws. The Company has not generated any hazardous wastes or engaged in activities which are or could be interpreted to be potential violations of laws or judicial decrees in any manner regulating the generation or disposal of hazardous waste. There are no on-site or off-site locations where the Company has stored, disposed or arranged for the disposal of chemicals, pollutants, contaminants, wastes, toxic substances, petroleum or petroleum products; there are no underground storage tanks located on property owned or leased by the Company, and no polychlorinated biphenyls are used or stored at any property owned or leased by the Company.

2.12     Permits and Licenses. The Company has all certificates of occupancy, rights, permits, certificates, licenses, franchises, approvals and other authorizations as are reasonably necessary to conduct its respective business and to own, lease, use, operate and occupy its assets, at the places and in the manner now conducted and operated, except those the absence of which would not materially adversely affect its respective business.

2.13     Litigation. There is no claim, dispute, action, suit, proceeding or investigation pending or, to the knowledge of the Company, threatened, against or affecting the business of the Company, or challenging the validity or propriety of the transactions contemplated by this Agreement, at law or in equity or admiralty or before any federal, state, local, foreign or other governmental authority, board, agency, commission or instrumentality, nor to the knowledge of the Company, has any such claim, dispute, action, suit, proceeding or investigation been pending or threatened, during the twelve month period preceding the date hereof. Except as disclosed on Schedule F hereto, there is no outstanding judgment, order, writ, ruling, injunction, stipulation or decree of any court, arbitrator or federal, state, local, foreign or other governmental authority, board, agency, commission or instrumentality, against or materially affecting the business of the Company except as set out in Schedule F. The Company has not received any written or verbal inquiry from any federal, state, local, foreign or other governmental authority, board, agency, commission or instrumentality concerning the possible violation of any law, rule or regulation or any matter disclosed in respect of its business.

2.14     Patents; Trademarks and Intellectual Property Rights. The Company does not own or possesses any patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, Internet web site(s) or proprietary rights of any nature.

2.15     Securities Law Compliance. The Company has complied with all of the applicable requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the Securities Act of 1933, as amended (the “Securities Act”), except as otherwise disclosed in the SEC Reports, and has complied in all material respects with all applicable blue sky laws in all material respects, except as otherwise disclosed in the SEC Reports.

2.16     Officers, Directors, Agents, etc. Brian S. John, Richard A. Miller and Frank V. Benedetto are the sole officers and directors of the Company. Brian John and Rich Miller have employment agreements with the Company until April 15, 2008 (the “Company Employment Agreements”). To date, Mr. John and Mr. Miller have accrued approximately $150,000 in unpaid salary under the Company Employment Agreements. All employment contracts shall be cancelled and terminated and all accrued but unpaid salaries will be forgiven prior to the Closing Date.

2.17     Labor Matters. The Company is not a party to: (i) any profit sharing, pension, retirement, deferred compensation, bonus, stock option, stock purchase, retainer, consulting, health, welfare or incentive plan or agreement or other employee benefit plan, whether legally binding or not; or (ii) any plan providing for “fringe benefits” to its employees, including, but not limited to, vacation, disability, sick leave, medical, hospitalization and life insurance and other insurance plans, or related benefits; or (iii) any employment agreements other than those particular employment agreements with the officers and directors. No person or party including, but not limited to, governmental agencies of any kind, has any claim or basis for any action or proceeding against the Company arising out of any statute, ordinance or regulation relating to discrimination in employment or to employment practices or occupational safety and health standards.

2.18     Books and Records. The Company’s books and records, financials and others, are and have been properly prepared and maintained in form and substance adequate for preparing audited financial statements in accordance with generally accepted accounting principles, and fairly and accurately reflect all of the Company’s assets, obligations and accruals, and all transactions (normally reflected in books and records in accordance with generally accepted accounting principles) to which the Company is or was a party or by which the Company or any of its assets are or were affected.

2.19     Consents. The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby do not require any consent that has not been received prior to the date hereof, except as for the Roll Back.

2.20     Conduct Since Date of Balance Sheet. Except as otherwise set forth herein, none of the following has occurred since the date of the Balance Sheet:

(a)       Any material adverse change in the financial condition, obligations, capitalization, business, prospects or operations of the Company, nor are there any circumstances known to the Company which might result in such a material adverse change or such an effect;

(b)       Any increase of indebtedness of the Company other than in the ordinary course of business;

(c)       Any settlement or other resolution of any dispute or proceeding other than in the ordinary course of business;

(d)       Any cancellation by the Company, without payment in full, of any obligation to the Company of any shareholder, director, officer or employee of the Company (or any member of their respective families), or any entity in which any shareholder, director or officer of the Company (or any member of their respective families) has any direct or indirect interests;

(e)       Any obligation incurred by the Company other than in the ordinary course of business;

(f)        Any payment, discharge or satisfaction of any obligation or judgment, other than in the ordinary course of business; or

(g)       Any agreement obligating the Company to do or take any of the actions referred to in this Section outside the ordinary course of business.

2.21     Full Disclosure. All the representations and warranties made by the Company herein or in any Schedule, and all of the statements, documents or other information pertaining to the transaction contemplated herein made or given by the Company, its agents or representatives, are complete and accurate and does not contain any untrue statement of material fact or omit any information required to make the statements and information provided, in light of the transaction contemplated herein, non-misleading, accurate and meaningful.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF TRBT

As an inducement to, and to obtain the reliance of the Company, TRBT represents and warrants as follows:

3.1       Due Organization and Qualification; Subsidiaries, Due Authorization. TRBT is a company with an Operating License and an Authorized Representative validly existing and in good standing under the laws of the People’s Republic of China, Shanxi Province, City of Taiyuan and has its current principal business address in 18 Haozhuang Street, Taiyuan City, Shanxi, China, 030045, but intends to locate its principal U.S. offices at 324 S. 400 West, Suite 250 Salt Lake City, Utah 84101. TRBT and its Authorized Representative has the power and authority and all material governmental licenses, authorizations, permits, consents and approvals required to use the land and own, license or lease and operate its properties and to conduct its business as presently conducted by it in the manner and location where conducted.

3.2       Authorization; Enforcement. The person or entity executing these documents on behalf of TRBT has the requisite corporate power and authority to enter into and to consummate the transactions contemplated in this Agreement and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement by TRBT and the consummation by it of the transactions contemplated hereby thereby have been duly authorized by all necessary action on the part of TRBT and no further action is required by TRBT, its board of directors or its stockholders in connection therewith other than as set forth in this Agreement. This Agreement has been (or upon delivery will have been) duly executed by TRBT and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of TRBT enforceable against TRBT in accordance with its terms except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

3.3       No Conflicts or Defaults. The execution and delivery of this Agreement by TRBT and the consummation of the transactions contemplated hereby do not and shall not (a) contravene the governing documents of TRBT or any of its subsidiaries, or (b) with or without the giving of notice or the passage of time, (i) violate, conflict with, or result in a breach of, or a default or loss of rights under, any material covenant, agreement, mortgage, indenture, lease, instrument, permit or license to which TRBT or any of its subsidiaries is a party or by which TRBT or any of its subsidiaries or any of their respective assets are bound, or any judgment, order or decree, or any law, rule or regulation to which their assets are subject, (ii) result in the creation of, or give any party the right to create, any lien upon any of the assets of TRBT or any of its subsidiaries, (iii) terminate or give any parry the right to terminate, amend, abandon or refuse to perform any material agreement, arrangement or commitment to which TRBT is a party or by which TRBT or any of its assets are bound, or (iv) accelerate or modify, or give any party the right to accelerate or modify, the time within which, or the terms under which TRBT is to perform any duties or obligations or receive any rights or benefits under any material agreement, arrangement or commitment to which it is a party.

3.4       Capitalization.

(a)       The entire registered capital of TRBT consists of RMB 1.6 million contributed by 1 capital contributor. In addition:

(i)

there are no warrants, options or other stock rights, conversion privileges, stock purchase plans or other agreements or undertakings which obligate TRBT now or upon the occurrence of some future event to issue shares of capital stock, or to transfer or assign its registered capital.

(ii)	there are no restrictions on the transfer or assignment of proof of payment of capital of TRBT other than those imposed by relevant U.S. state and federal securities laws, and

(iii)

no capital contributor of TRBT is entitled to any preemptive or similar statutory or contractual rights, either arising pursuant to an agreement or instrument to which TRBT is a party or which are otherwise binding on TRBT.

(b)       The capital contributions of the shareholders have been duly made to the company as evidenced by the proof of payment issued by TRBT.

(c)       The persons named herein as the TRBT Shareholders hold all the equity interest of TRBT and such equity interest is transferable pursuant to this Agreement, and title is fully and exclusively vested in the TRBT Shareholders as such capital contributors’ interest is identified in Schedule A as attached and incorporated.

3.5       Subsidiaries. TRBT has six (6) subsidiaries and TRBT owns seventy six percent (76%) of each.

3.6       Taxes. TRBT has filed all returns and reports which were required to be filed on or prior to the date hereof, and has paid all Taxes (and any related penalties, fines and interest) which have become due pursuant to such returns or reports or pursuant to any assessment which has become payable, or, to the extent its liability for any Taxes (and any related penalties, fines and interest) has not been fully discharged, the same have been properly reflected as a liability on the books and records of TRBT and adequate reserves therefore have been established. All such returns and reports filed on or prior to the date hereof have been properly prepared and are true, correct (and to the extent such returns reflect judgments made by TRBT such judgments were reasonable under the circumstances) and complete in all material respects. Except as indicated in the Disclosure Schedule, no extension for the filing of any such return or report is currently in effect. Except as indicated on the Disclosure Schedule, no tax return or tax return liability of TRBT has been audited or, presently under audit. All taxes and any penalties, fines and interest which have been asserted to be payable as a result of any audits have been paid. Except as indicated on the Disclosure Schedule, TRBT has not given or been requested to give waivers of any statute of limitations relating to the payment of any Taxes (or any related penalties, fines and interest). There are no claims pending for past due Taxes. Except as indicated on the Disclosure Statement, all payments for withholding taxes, unemployment insurance and other amounts required to be paid for periods prior to the date hereof to any governmental authority in respect of employment obligations of TRBT have been paid or shall be paid prior to the Closing and have been duly provided for on the books and records of TRBT and in the TRBT Financial Statements.

3.7       Financial Statements. Schedule B to this Agreement, includes copies of the (i) balance sheet of TRBT at December 31, 2005 and 2006, and the related statements of operations, stockholders’ equity (deficit) and cash flows for the fiscal year then ended, including the notes thereto, as audited by Kabani & Co., independent registered public accounting firm, and (ii) unaudited balance sheet of TRBT at July 31, 2007, and the related statements of operations, and cash flows for the nine month period then ended (the “TRBT Financial Statements”). The Financial Statements, together with the notes thereto, have been prepared in accordance with U.S. generally accepted accounting principles applied on a basis consistent throughout all periods presented. The Financial Statements present fairly the financial position of TRBT as of the dates and for the periods indicated. The books of account and other financial records of TRBT have been maintained in accordance with good business practices.

3.8       Compliance with Law. TRBT is conducting their respective businesses in material compliance with all applicable law, ordinance, rule, regulation, court or administrative order, decree or process, or any requirement of insurance carriers material to its business. TRBT has not received any notice of violation or claimed violation of any such law, ordinance, rule, regulation, order, decree, process or requirement. TRBT has not generated any hazardous wastes or engaged in activities which are or could be interpreted to be potential violations of laws or judicial decrees in any manner regulating the generation or disposal of hazardous waste. There are no on-site or off-site locations where TRBT has stored, disposed or arranged for the disposal of chemicals, pollutants, contaminants, wastes, toxic substances, petroleum or petroleum products; there are no underground storage tanks located on property owned or leased by TRBT.

3.9       Litigation:

(a)       There is no claim, dispute, action, suit, proceeding or investigation pending or threatened, against or affecting TRBT or any of its subsidiaries or challenging the validity or propriety of the transactions contemplated by this Agreement, at law or in equity or admiralty or before any federal, state, local, foreign or other governmental authority, board, agency, commission or instrumentality, has any such claim, dispute, action, suit, proceeding or investigation been pending or threatened, during the 12-month period preceding the date hereof;

(b)       There is no outstanding judgment, order, writ, ruling, injunction, stipulation or decree of any court, arbitrator or federal, state, local, foreign or other governmental authority, board, agency, commission or instrumentality, against or materially affecting TRBT or any of its subsidiaries; and

(c)       Neither TRBT nor its subsidiaries has received any written or verbal inquiry from any federal, state, local, foreign or other governmental authority, board, agency, commission or instrumentality concerning the possible violation of any law, rule or regulation or any matter disclosed in respect of its business.

3.10     Consents. The execution, delivery and performance by TRBT of this Agreement and the consummation by TRBT of the transactions contemplated hereby do not require any consent that has not been received prior to the date hereof, except as disclosed in Section 7.1.

3.11     Books and Records. TRBT’s books and records are and have been properly prepared and maintained in form and substance adequate for preparing audited financial statements in accordance with generally accepted accounting principles, and fairly and accurately reflect all of TRBT’s assets, obligations and accruals, and all transactions (normally reflected in books and records in accordance with generally accepted accounting principles) to which TRBT is or was a party or by which TRBT or any of its assets are or were affected.

3.12     Other Liabilities. No claim of breach of contract, tort, product liability or other claim (whether arising from TRBT’s business operations or otherwise), contingent or otherwise, has been asserted or threatened against TRBT nor, to the best of TRBT’s knowledge, is capable of being asserted by any employee, creditor, claimant or other person against TRBT. No state of facts exists or has existed, nor has any event occurred, which could give rise to the assertion of any such claim by any person.

3.13     Conduct Since Date of Balance Sheet. Except as otherwise set forth herein, none of the following has occurred since the date of the Balance Sheet:

(a)       Any material adverse change in the financial condition, obligations, capitalization, business, prospects or operations of TRBT, nor are there any circumstances known to TRBT which might result in such a material adverse change or such an effect;

(b)       Any increase of indebtedness of TRBT other than in the ordinary course of business;

(c)       Any settlement or other resolution of any dispute or proceeding other than in the ordinary course of business;

(d)       Any cancellation by TRBT, without payment in full, of any obligation to TRBT of any shareholder, director, officer or employee of TRBT (or any member of their respective families), or any entity in which any shareholder, director or officer of TRBT (or any member of their respective families) has any direct or indirect interests;

(e)       Any obligation incurred by TRBT other than in the ordinary course of business;

(f)        Any payment, discharge or satisfaction of any obligation or judgment, other than in the ordinary course of business; or

(g)       Any agreement obligating TRBT to do or take any of the actions referred to in this Section outside the ordinary course of business.

3.14     Consents. The execution, delivery and performance by TRBT of this Agreement and the consummation by TRBT of the transactions contemplated hereby do not require any consent that has not been received prior to the date hereof.

3.15     Judgments. There is no outstanding judgment against TRBT. There is no health or safety problem involving or affecting TRBT. There are no open workers compensation claims against TRBT, or any other obligation, fact or circumstance which would give rise to any right of indemnification on the part of any current or former shareholder, partner, director, officer, employee or agent of TRBT, or any heir or personal representative thereof, against TRBT or any successor to the business of TRBT.

3.16     Improper Payments. Neither TRBT, nor any of its current or former shareholders, partners, directors, officers or employees or agents, nor any person acting on behalf of TRBT, has, directly or indirectly, made any bribe, kickback or other payment of a similar or comparable nature, whether lawful or not, to any person, public or private, regardless of form, whether in money, property or services, to obtain favorable treatment for business secured or special concessions already obtained. No funds or assets of TRBT were donated, lent or made available directly or indirectly for the benefit of, or for the purpose of supporting or opposing, any government or subdivision thereof, political party, candidate or committee, either domestic or foreign. TRBT has not maintained and does not maintain a bank account, or any other account of any kind, whether domestic or foreign, which account was not or is not reflected in the TRBT corporate books and records, or which account was not listed, titled or identified in the name of TRBT.

3.17     Full Disclosure. All the representations and warranties made by TRBT herein or in any Schedule hereto, and all of the statements, documents or other information pertaining to the transaction contemplated herein made or given by TRBT, its agents or representatives are complete and accurate, and do not omit any information required to make the statements and information provided, in light of the transaction contemplated herein, non-misleading, accurate and meaningful.

ARTICLE IV

REPRESENTATION AND WARRANTIES OF THE SHAREHOLDERS

Each Shareholder for himself, herself or itself only, and not with respect to any other Shareholder, hereby severally represents and warrants to the Company that now and/or as of the Closing:

4.1       Title to Shares. Each of the Shareholders is the legal and beneficial owner of the TRBT Shares to be transferred to the Company by such Shareholders. Upon consummation of the exchange contemplated herein, the Company will acquire from each of the Shareholders good and marketable title to the TRBT Shares, free and clear of all liens excepting only such restrictions upon future transfers by the Company, if any, as may be imposed by applicable law.

4.2       Due Authorization. Each of the Shareholders has all requisite power and authority to execute and deliver this Agreement, and to consummate the transactions contemplated hereby and thereby. This Agreement constitutes the valid and binding obligation of each of the Shareholders, enforceable against such Shareholders in accordance with its terms, except as may be affected by bankruptcy, insolvency, moratoria or other similar laws affecting the enforcement of creditors’ rights generally and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefore may be brought.

4.3       Purchase for Investment.

(a)       Each of the Shareholders is acquiring the Company Shares for investment for each of the Shareholders’ own account and not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and such Shareholders have no present intention of selling, granting any participation in, or otherwise distributing the same. Each of the Shareholders further represents that he, she or it does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person or to any third person, with respect to any of the Company Shares.

(b)       Each of the Shareholders understands that the Company Shares are not registered under the Securities Act on the ground that the sale and the issuance of securities hereunder is exempt from registration under the Act pursuant to Regulation S thereof, and that the Company’s reliance on such exemption is predicated on each of the Shareholders’ representations set forth herein.

4.4       Investment Experience. Each of the Shareholders acknowledges that he, she or it can bear the economic risk of his or her investment, and has such knowledge and experience in financial and business matters that he, she or it is capable of evaluating the merits and risks of the investment in the Company Shares.

4.5       Information. Each of the Shareholders has carefully reviewed such information as such Shareholders deemed necessary to evaluate an investment in the Company Shares. To the full satisfaction of each of the Shareholders, he, she or it has been furnished all materials that he, she or it has requested relating to the Company and the issuance of the Company Shares hereunder, and each Shareholder has been afforded the opportunity to ask questions of representatives of the Company to obtain any information necessary to verify the accuracy of any representations or information made or given to the Shareholders. Notwithstanding the foregoing, nothing herein shall derogate from or otherwise modify the representations and warranties of the Company set forth in this Agreement, on which the Shareholders has relied in making an exchange of the TRBT Shares for the Company Shares.

4.6       Restricted Securities. Each of the Shareholders understands that the Company Shares may not be sold, transferred, or otherwise disposed of without registration under the Act or an exemption therefrom, and that in the absence of an effective registration statement covering the Company Shares or any available exemption from registration under the Act, the Company Shares must be held indefinitely. Each of the Shareholders is aware that the Company Shares may not be sold pursuant to Rule 144 promulgated under the Securities Act unless all of the conditions of that Rule are met. Among the conditions for use of Rule 144 may be the availability of current information to the public about the Company.

4.7       Exempt Issuance. Each of the Shareholders acknowledges that he, she or it must assure the Company that the offer and sale of the Company Shares to such Shareholder qualifies for an exemption from the registration requirements imposed by the Securities Act and from applicable securities laws of any state of the United States. Each of the Shareholders agrees that he meets the criteria established in one or more of subsections (a) or (b), below.

(a)       Accredited Investor, Section 4(2) of the Securities Act and/or Rule 506 of Regulation D. The Shareholder qualifies as an “accredited investor”, as that term is defined in Rule 501 of Regulation D, promulgated under the Securities Act.

(b)       Offshore Investor, Rule 903 of Regulation S. The Shareholder is not a U.S. Person, as defined in Rule 901 of Regulation S, promulgated under the Securities Act, and the Shareholder, severally but not jointly, represents and warrants to the Company that:

(i)        The Shareholder is not acquiring the Company Shares as a result of, and such Shareholder covenants that e, she or it will not engage in any “directed selling efforts” (as defined in Regulation S under the Securities Act) in the United States in respect of the Company Shares which would include any activities undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for the resale of any of the Company Shares;

(ii)       The Shareholder is not acquiring the Company Shares for the account or benefit of, directly or indirectly, any U.S. Person;

(iii)       The Shareholder is a resident of the People’s Republic of China;

(iv)      the offer and the sale of the Company Shares to such Shareholder as contemplated in this Agreement complies with or is exempt from the applicable securities legislation of the People’s Republic of China;

(v)       the Shareholder is outside the United States when receiving and executing this Agreement and that the Shareholder will be outside the United States when acquiring the Company Shares,

(vi)       and the Shareholder covenants with Company that:

(1)

offers and sales of any of the Company Shares prior to the expiration of a period of one year after the date of original issuance of the Company Shares (the one year period hereinafter referred to as the “Distribution Compliance Period”) shall only be made in compliance with the safe harbor provisions set forth in Regulation S, pursuant to the registration provisions of the Securities Act or an exemption therefrom, and that all offers and sales after the Distribution Compliance Period shall be made only in compliance with the registration provisions of the Securities Act or an exemption therefrom and in each case only in accordance with applicable state securities laws; and

(2)	The Shareholder will not engage in hedging transactions with respect to the Company Shares until after the expiration of the Distribution Compliance Period.

ARTICLE V

COVENANTS

5.1       Further Assurances. Each of the Parties shall use its reasonable commercial efforts to proceed promptly with the transactions contemplated herein, to fulfill the conditions precedent for such party’s benefit or to cause the same to be fulfilled and to execute such further documents and other papers and perform such further acts as may be reasonably required or desirable to carry out the provisions of this Agreement and to consummate the transactions contemplated herein.

ARTICLE VI

DELIVERIES

6.1       Items to be delivered to TRBT and/or the Shareholders prior to or at Closing by the Company:

(a)       Articles of Incorporation and amendments thereto, By-laws and amendments thereto, and a certificate of good standing in the Company’s state of incorporation;

(b)       all applicable schedules hereto;

(c)       all minutes and resolutions of board of director and shareholder meetings in possession of the Company;

(d)       shareholder list;

(e)       all financial statements and all tax returns in possession of the Company;

(f)        resolution from the Company’s Board appointing the designees of the Shareholders to the Company’s Board of Directors;

(g)       resolution from the Company’s Board, and if applicable, shareholder resolutions approving this transaction and authorizing the issuances of the shares hereto;

(h)       letters of resignation from the Company’s current officers and directors and acknowledgement that any employment agreements with TKAT are cancelled and terminated effective upon Closing and after the appointments described herein;

(i)        certificates representing shares of the Company Shares issued in the denominations as set forth opposite the name of the Shareholders and/or its designees on Schedule A to this Agreement;

(j)        an opinion from counsel to the Company, dated the Closing Date, in a form deemed acceptable by TRBT and its counsel; and

(k)       any other document reasonably requested by the Shareholders that it deems necessary for the consummation of this transaction.

6.2       Items to be delivered to the Company prior to or at Closing by TRBT and the Shareholders:

(a)       TRBT shall deliver or assign to the Company the TRBT proof of payment of capital by the respective capital contributors/shareholders listed on Schedule A issued by TRBT, and execute and deliver the applicable documents of conveyance and assignment of title;

(b)       a resolution that grants authority to the person or entity executing this Agreement on behalf of TRBT to enter into the agreement and bind TRBT to the terms and conditions of this Agreement;

(c)       an agreement from each Shareholder surrendering his or her shares agreeing to a restriction on the transfer of the Exchange Stock as described in Section 2 hereof (“Offshore Restricted Securities Agreement”);

(d)       a copy of a consent of TRBT’s Board of Shareholders authorizing TRBT to take the necessary steps toward Closing the transaction described by this Agreement in the form set forth in Schedule B;

(e)       Certificates of Good Standing for TRBT by Gong An (Public Security) of Taiyuan;

(f)        an opinion by counsel to TRBT, dated the Closing Date, in a form deemed acceptable by the Company and its counsel; and

(g)       such other documents, instruments or certificates as shall be reasonably requested by the Company or its counsel.

ARTICLE VII

CONDITIONS PRECEDENT

7.1       Conditions Precedent to Closing. The obligations of the Parties under this Agreement shall be and are subject to fulfillment, prior to the Effective Time of this Agreement, of each of the following conditions:

(a)       That each of the representations and warranties of the Parties contained herein shall be true and correct at the time of the Closing date as if such representations and warranties were made at such time except for changes permitted or contemplated by this Agreement;

(b)       That the Parties shall have performed or complied with all agreements, terms and conditions required by this Agreement to be performed or complied with by them prior to or at the time of the Closing;

(c)       TRBT shall have received, and delivered documentation of, the approvals required, if any, from the Ministry of Commerce of the People’s Republic of China, the China Securities Regulatory Commission, the State Administration of Foreign Exchange, or any other Chinese governmental agency regulating the ownership of business operations in China by non-Chinese nationals and/or the ownership of offshore companies doing business in China by Chinese nationals;

(d)       The Company shall have received all of the regulatory, shareholder and other third party consents, permits, approvals and authorizations necessary to consummate the transactions contemplated by this Agreement;

(e)       The Company shall have complied with Rule 14(f)(1) of the Exchange Act, if required.

(f)        The Company shall have filed all quarterly and annual reports up to and including the quarterly report due by November 14, 2007 for the third quarter of 2007. TRBT has agreed to pay the reasonable costs associated with filing the 10Q for the third quarter of 2007.

(g)       The Company will effectuate an approximate 100 for 1 reverse split of the Company Common Stocks of the Company prior to the time of closing (the “Roll Back”).

(h)       That the Company shall have settled, paid or otherwise resolved the Convertible Notes payable in the principal amount of $200,000 plus accrued interest;

(i)        No litigation shall have been instituted on or before the time of the Closing by any person, the result of which did or could prevent or make illegal the consummation of the transaction contemplated by this Agreement, or which had or could have a material adverse effect on the business of any of the Parties.

(j)        TRBT and the Shareholders shall have received all of the regulatory, shareholder and other third party consents, permits, approvals and authorizations necessary to consummate the transactions contemplated by this Agreement; and

(k)       The Shareholders shall have delivered to the Company the share certificates and duly executed stock powers from the Shareholders transferring the TRBT Shares to the Company.

ARTICLE VIII

INDEMNIFICATION

8.1       Indemnity of the Company. The Company agrees as to defend, indemnify and hold harmless the Shareholders from and against, and to reimburse the Shareholders with respect to, all liabilities, losses, costs and expenses, including, without limitation, reasonable attorneys’ fees and disbursements (collectively the “Losses”) asserted against or incurred by the Shareholders by reason of, arising out of, or in connection with any material breach of any representation or warranty contained in this Agreement made by the Company or in any document or certificate delivered by the Company pursuant to the provisions of this Agreement or in connection with the transactions contemplated thereby.

8.2       Indemnity of the Shareholders. The Shareholders, joint and severally, agree to defend, indemnify and hold harmless the Company from and against, and to reimburse the Company with respect to, all losses, including, without limitation, reasonable attorneys’ fees and disbursements, asserted against or incurred by the Company by reason of, arising out of, or in connection with any material breach of any representation or warranty contained in this Agreement and made by the Shareholders or in any document or certificate delivered by the Shareholders pursuant to the provisions of this Agreement or in connection with the transactions contemplated thereby, it being understood that the Shareholders shall have responsibility hereunder only for the representations and warranties made by the Shareholders.

8.3       Indemnification Procedure. A party (an “Indemnified Party”) seeking indemnification shall give prompt notice to the other party (the “Indemnifying Party”) of any claim for indemnification arising under this Article VIII. The Indemnifying Party shall have the right to assume and to control the defense of any such claim with counsel reasonably acceptable to such Indemnified Party, at the Indemnifying Party’s own cost and expense, including the cost and expense of reasonable attorneys’ fees and disbursements in connection with such defense, in which event the Indemnifying Party shall not be obligated to pay the fees and disbursements of separate counsel for such in such action. In the event, however, that such Indemnified Party’s legal counsel shall determine that defenses may be available to such Indemnified Party that are different from or in addition to those available to the Indemnifying Party, in that there could reasonably be expected to be a conflict of interest if such Indemnifying Party and the Indemnified Party have common counsel in any such proceeding, or if the Indemnified Party has not assumed the defense of the action or proceedings, then such Indemnifying Party may employ separate counsel to represent or defend such Indemnified Party, and the Indemnifying Party shall pay the reasonable fees and disbursements of counsel for such Indemnified Party. No settlement of any such claim or payment in connection with any such settlement shall be made without the prior consent of the Indemnifying Parry which consent shall not be unreasonably withheld.

ARTICLE IX

TERMINATION

9.1       Termination. This Agreement may be terminated at any time before or, at Closing, by:

(a)	The mutual agreement of the Parties;
(b)	Either the Company or TRBT, but not by a Shareholder if-

(i)        Any provision of this Agreement applicable to a party shall be materially untrue or fail to be accomplished; or

(ii)       Any legal proceeding shall have been instituted or shall be imminently threatening to delay, restrain or prevent the consummation of this Agreement;

(c)           Upon termination of this Agreement for any reason, in accordance with the terms and conditions set forth in this paragraph, each said party shall bear all costs and expenses as each party has incurred.

ARTICLE X

COVENANTS SUBSEQUENT TO CLOSING

10.1     Subsequent SEC Filings. The Chief Executive Officer and Chief Financial Officer, or other principal administrative and financial officers, of the Company shall cooperate with and assist TRBT with the preparation of the first Quarterly or Annual Report, as applicable, to be filed with the Commission subsequent to the Closing to the extent disclosure is required regarding the prior operations, financial condition, or actions of, or other information pertaining to, the Company for the period(s) ended prior to the Closing. Such cooperation and assistance shall include, but not be limited to, provision of subcertifications regarding the disclosures controls and procedures and internal control over financial reporting of the Company, provision of and participation in review of interim financial statements, and review and provision of feedback on a draft of the required Report.

ARTICLE XI

MISCELLANEOUS

11.1     Survival of Representations, Warranties and Agreements. Each of the parties hereto is executing and carrying out the provisions of this Agreement in reliance upon the representations, warranties and covenants and agreements contained in this agreement or at the closing of the transactions herein provided for and not upon any investigation which it might have made or any representations, warranty, agreement, promise or information, written or oral, made by the other party or any other person other than as specifically set forth herein. Except as specifically set forth in this Agreement, representations and warranties and statements made by a party to in this Agreement or in any document or certificate delivered pursuant hereto shall not survive the Closing Date, and no claims made by virtue of such representations, warranties, agreements and covenants shall be made or commenced by any party hereto from and after the Closing Date. Each warranty and representation made by a party in this Agreement or pursuant hereto is independent of all other warranties and representations made by the same party in this Agreement or pursuant hereto (whether or not covering identical, related or similar matters) and must be independently and separately satisfied. Exceptions or qualifications to any such warranty or representation shall not be construed as exceptions or qualifications to any other warranty or representation.

11.2     Access to Books and Records. During the course of this transaction through Closing, each party agrees to make available for inspection all corporate books, records and assets, and otherwise afford to each other and their respective representatives, reasonable access to all documentation and other information concerning the business, financial and legal conditions of each other for the purpose of conducting a due diligence investigation thereof. Such due diligence investigation shall be for the purpose of satisfying each party as to the business, financial and legal condition of each other for the purpose of determining the desirability of consummating the proposed transaction. The Parties further agree to keep confidential and not use for their own benefit, except in accordance with this Agreement any information or documentation obtained in connection with any such investigation.

11.3     Further Assurances. If, at any time after the Closing, the parties shall consider or be advised that any further deeds, assignments or assurances in law or that any other things are necessary, desirable or proper to complete the merger in accordance with the terms of this agreement or to vest, perfect or confirm, of record or otherwise, the title to any property or rights of the parties hereto, the Parties agree that their proper officers and directors shall execute and deliver all such proper deeds, assignments and assurances in law and do all things necessary, desirable or proper to vest, perfect or confirm title to such property or rights and otherwise to carry out the purpose of this Agreement, and that the proper officers and directors the parties are fully authorized to take any and all such action.

11.4     Notice. All communications, notices, requests, consents or demands given or required under this Agreement shall be in writing and shall be deemed to have been duly given when delivered to, or received by prepaid registered or certified mail or recognized overnight courier addressed to, or upon receipt of a facsimile sent to, the party for whom intended, as follows, or to such other address or facsimile number as may be furnished by such party by notice in the manner provided herein:

If to the Shareholders and TRBT:

Taiyuan Rongan Business Trading Company Limited

927 Canada Ct.

City of Industry, CA 91748

With a copy to:

Anslow & Jaclin, LLP

Attn: Richard I. Anslow

195 Route 9 South, Suite 204

Manalapan, NJ 07726

If to the Company:

Teeka Tan Products, Inc.

5499 North Federal Highway

Suite D

Boca Raton, Florida 33487

With a copy to:

James M. Schneider, Esq.

Schneider, Weinberger & Beilly, LLP

2200 Corporate Blvd. N.W., Suite 210

Boca Raton, FL 33431

11.5     Entire Agreement. This Agreement, the Disclosure Schedules and any instruments and agreements to be executed pursuant to this Agreement, sets forth the entire understanding of the parties hereto with respect to its subject matter, merges and supersedes all prior and contemporaneous understandings with respect to its subject matter and may not be waived or modified, in whole or in part, except by a writing signed by each of the parties hereto. No waiver of any provision of this Agreement in any instance shall be deemed to be a waiver of the same or any other provision in any other instance. Failure of any party to enforce any provision of this Agreement shall not be construed as a waiver of its rights under such provision.

11.6     Successors and Assigns. This Agreement shall be binding upon, enforceable against and inure to the benefit of, the parties hereto and their respective heirs, administrators, executors, personal representatives, successors and assigns, and nothing herein is intended to confer any right, remedy or benefit upon any other person. This Agreement may not be assigned by any party hereto except with the prior written consent of the other parties, which consent shall not be unreasonably withheld.

11.7     Governing Law. This Agreement shall in all respects be governed by and construed in accordance with the laws of the State of Delaware are applicable to agreements made and fully to be performed in such state, without giving effect to conflicts of law principles.

11.8     Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

11.9     Construction. Headings contained in this Agreement are for convenience only and shall not be used in the interpretation of this Agreement. References herein to Articles, Sections and Schedules are to the articles, sections and schedules, respectively, of this Agreement. The Disclosure Schedule is hereby incorporated herein by reference and made a part of this Agreement. As used herein, the singular includes the plural, and the masculine, feminine and neuter gender each includes the others where the context so indicates.

11.10   Severability. If any provision of this Agreement is held to be invalid or unenforceable by a court of competent jurisdiction, this Agreement shall be interpreted and enforceable as if such provision were severed or limited, but only to the extent necessary to render such provision and this Agreement enforceable.

11.11   Litigation. If any party hereto is required to engage in litigation or arbitration against any other party hereto, either as plaintiff or as defendant, in order to enforce or defend any of its or his rights under this Agreement, and such litigation results in a final judgment in favor of such party (the “Prevailing Party”), then the party or parties against whom said final judgment is obtained shall reimburse the Prevailing Party for all direct, indirect or incidental expenses incurred by the Prevailing Party in so enforcing or defending its or his rights hereunder, including, but not limited to, all attorneys’ fees, paralegals’ fees, court costs and other expenses incurred throughout all negotiations, trials or appeals undertaken in order to enforce the Prevailing Party’s rights hereunder.

IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement as of the date first set forth above.

Teeka Tan Products, Inc.

By: _____________________________

Name: __________________________

Title: Chairman

Taiyuan Rongan Business Trading Company Limited

By: _____________________________

Name: __________________________

Title: Chief Executive Officer

[SIGNATURE PAGES FOR SHAREHOLDERS FOLLOW]

TAIYUAN RONGAN BUSINESS TRADING COMPANY LIMITED

SHAREHOLDERS’ SIGNATURE PAGE TO

SHARE EXCHANGE AGREEMENT

Dated: October ___, 2007

Among Teeka Tan Products, Inc.,

Taiyuan Rongan Business Trading Company Limited, and

the Shareholders of Taiyuan Rongan Business Trading Company Limited

The undersigned Shareholder hereby executes and delivers the Share Exchange Agreement (the “Agreement”) to which this Signature Page is attached, which, together with all counterparts of the Agreement and Signature Pages of the other parties named in said Agreement, shall constitute one and the same document in accordance with the terms of the Agreement.

(Signature)

(Type or print name)

(Type or print name as it should appear on certificate, if different)

Address:

Telephone:	( )
Facsimile:	( )

Number of TRBT Shares Held: __________

SCHEDULE A

TRBT Capital Ownership Schedule

Name	Number of TEEKA TAN Common to be Issued (shown as a % of total TEEKA TAN common after closing)

1. Mandarin Century Holdings Ltd., BVI	18,991,000	(54.26%)
2. Master Power Holdings Group Ltd, BVI	2,100,000	(6.00%)
3. Accord Success Ltd., BVI	3,150,000	(9.00%)
4. Kind Achieve Group, BVI	259,000	(0.74%)
5. All Possible Group Ltd., BVI	4,025,000	(11.50%)
6. Grand Opus Co. Ltd., BVI	1,575,000	(4.50%)
7. Eastco United Limited, BVI	1,400,000	(4.00%)
TOTAL	31,500,000	(90%)

SCHEDULE A.1

PERSONS ENTITLED TO 1,400,000 WARRANTS

- i -

SCHEDULE B

TRBT ASSETS AND LIABILITIES (FINANCIAL STMTS)

- ii -

SCHEDULE C

COMPENSATION OF TKAT INCOMING OFFICERS AND DIRECTORS

- iii -

SCHEDULE D(1)

TEEKA TAN PRODUCTS, INC. ARTICLES AND BYLAWS

- iv -

SCHEDULE D(2)

TEEKA TAN PRODUCTS, INC. SUBSIDIARIES

- v -

SCHEDULE E

TEEKA TAN PRODUCTS, INC.

FINANCIAL STATEMENTS

- vi -

SCHEDULE E

TEEKA TAN PRODUCTS, INC.

LITIGATION

- vii -